UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 3

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

READVANTAGE CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7379 (Primary Standard Industrial Classification Number)	32-0744491 (IRS Employer Identification Number)

Street: 801 Travis Street

City: Houston

ZIP: 77002

Country: USA

+18163276170

generaloffice@readvantage.tech

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717

Tel. 1-800-981-7183

Email: info@BizFilings.com

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [X] Emerging growth company [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	5,000,000	(1)	$0.025(2)	$125,000	$	*19,20
TOTAL	5,000,000		$0.025	$125,000	$	*19,20

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

*- Amount of registration fee was previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated June 11, 2025

PRELIMINARY PROSPECTUS

READVANTAGE CORP.

5,000,000 SHARES OF COMMON STOCK

This is the initial public offering of the shares of common stock of Readvantage Corp., a Nevada company (“we”, “us”, “our”, “Readvantage”, “Company” or similar terms), offering price per share of $0.025 (the “Shares”).  This prospectus relates to the offer and sale of a maximum of 5,000,000 Shares (the “Maximum Offering”). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days). We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our officer and director will use their best efforts to sell the shares and there is no commitment by any person to purchase any shares. This offering is not underwritten. The Company intends to contact potential investors, including friends, family members, business acquaintances, and others with whom the Company has pre-existing substantive relationships. In offering the securities on our behalf, our President will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director, Ilona Andzejevska owns 100% of the outstanding shares of our common stock and therefore holds 100% of the voting power. As a result, we are considered a “controlled company” under applicable SEC rules and may continue to be a controlled company after this offering. The shares owned by our Director, Ilona Andzejevska as identified in this registration statement, are not being offered for resale under this registration.

There is no minimum number of shares are required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.025 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets Group or other quotation service. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable SEC rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 14 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS JUNE 11, 2025.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Prospectus Summary	8
Risk Factors	14
Risks Factors Relating to Our Business	14
Risk Factors Relating to Our Common Stock	20
Risks Factors Associated with this offering	23
Use of Proceeds	24
Determination of the Offering Price	25
Dilution	25
Description of Securities	27
Plan of Distribution	28
Description of Business	30
Legal Proceedings	36
Market for Common Equity and Related Stockholder Matters	36
Management’s Discussion and Analysis of Financial Condition and Results of Operations	37
Directors, Executive Officers, Promoters and Control Persons	44
Executive Compensation	47
Security Ownership of Certain Beneficial Owners and Management	48
Certain Relationships and Related Transactions	48
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	49
Where You Can Find More Information	49
Interests of named experts and counsel	49
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	50
Financial Statements	51

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

We are conducting a self-underwritten offering and do not currently have an underwriter. As a result, the prospectus delivery requirements under Rule 174 of the Securities Act do not currently apply. However, if our securities become quoted on OTC market or any other exchange in the future, these requirements may become applicable.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The reasoning of our officer and director, Ilona Andzejevska, to take the Company public is based on their subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company is successful in obtaining quotation of its shares on an over-the-counter market or quotation service. Our officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For the fiscal year ended June 30, 2024, our company was in its foundational stage and consequently recorded no revenue. Moving into the six months ended December 31, 2024, we achieved our initial revenue generation, amounting to $3,897. This positive trend continued into the nine months ended March 31, 2025, during which we generated an additional $1,902 in revenue, bringing the total revenue from our inception to the date of this filing to $5,799.

Our initial financing is anchored by a credit agreement with our principal, Ilona Andrzejewska, as detailed in Exhibit 10.1. As of June 30, 2024, the total amount provided under this agreement was $101,409. By December 31, 2024, this amount had increased by $55,981 to a cumulative total of $157,390. Further funding was provided by March 31, 2025, with an additional $4,600, resulting in a total of $161,990 drawn down from the committed $400,000 over the five-year term of the agreement.

In addition to this debt financing, Ilona Andrzejewska also made a direct equity investment, purchasing 4,500,000 shares of our common stock for an aggregate price of $4,500. This represents a separate contribution to our initial capital structure, distinct from the loan agreement.

PROSPECTUS SUMMARY

Readvantage Corp. is a development stage company incorporated in Nevada on August 11, 2023 for the purpose of providing digital reading solutions globally.

Having focused on development initially, the company began generating revenue after June 30, 2024, reporting $3,897 for the subsequent six months ended December 31, 2024 and $5,799 for the nine months ending March 31, 2025.

The initial phase since August 11, 2023 (inception) through June 2024 resulted in a net loss of $43,488. This continued with a $14,502 net loss for the six months ended December 31, 2024 and $26,946 for the nine months ending March 31, 2025, culminating in a cumulative net loss of $70,434 by that date.

The company's total assets stood at $103,421 as of June 30, 2024, increased to $113,503 by December 31, 2024, and then decreased to $107,298 by March 31, 2025, due to depreciation.

To implement our plan of operations we require a minimum funding of $25,000 for the next twelve months. Our independent auditor has issued an audit opinion for our Company.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Readvantage” refer to Readvantage Corp. unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or if developed it will be sustained.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS – RISKS RELATING TO OUR BUSINESS – “AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS” on page 18 of this prospectus.

Our Company

Readvantage Corp. was incorporated on August 11, 2023, under the laws of the State of Nevada, for the purpose of providing digital reading solutions globally.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be responsible for selling shares under this offering and no commission will be paid on any sales. She will utilize this prospectus to offer the shares to friends, family and business associates.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act. We are an active startup with business operations and our assets consist primarily of intangible assets. Our corporate structure serves as a vehicle for business development, expansion, and capital formation. We have a well-defined business plan, an operational website, and a structured development strategy aimed at long-term growth. We are a newly created company that had revenue as of March 31, 2025 of $5,799 and a net loss of $70,434 for the period from inception to March 31, 2025. To date we have raised $4,500 through the issuance of 4,500,000 shares of common stock to our officer and director, Ilona Andzejevska. Proceeds from the issuance have been used for working capital. We have incurred operating losses in the past and may continue to experience losses in the future. Our ability to continue operations depends on our ability to generate sufficient revenue and obtain additional financing if necessary. The Company’s register address is 801 Travis Street, Houston, TX 77002. Our telephone number is (816) 327-6170.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Quotations Board or Over-the-Counter Quality Marketplace. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

We have completed initial market research and developed a detailed business plan for our digital reading solutions, including services like text analysis and simplification, as well as the conversion of books into a bionic reading format. We have revenue as of March 31, 2025 of $5,799. Our limited operational history includes developing and launching our web-based platform with bionic reading technology, integrating artificial intelligence-powered text analysis to enhance reading speed and comprehension. We have built and deployed a functional API, enabling businesses and developers to integrate our bionic reading technology into their platforms. Additionally, we have established a digital library leveraging Gutenberg content, with plans to expand our offerings to include paid licensed books in the future. We continue to refine our technology and user experience, working towards broader adoption and enhanced accessibility for diverse user needs.

Our operational blueprint following the successful completion of our offering involves the progressive development and establishment of our digital reading services. This will be achieved through the advancement of our website, efforts to secure agreements with customers, implementation of advertising and marketing initiatives, and the recruitment of personnel (For more details, refer to the sections labeled "Description of Business" and "Plan of Operation").

You should exclusively rely on the information provided in this prospectus. No one has been authorized to furnish information that deviates from what is contained within this document. The accuracy of the information in this prospectus is valid as of the prospectus issuance date, regardless of when it is delivered or when our common stock is sold.

In accordance with U.S. federal securities regulations, our common stock is categorized as "penny stock." Penny stock is defined as any equity trading at a market price below $5.00 per share, with specific exceptions applying. For any transaction involving penny stock, brokers or dealers must, unless exempt, go through a process that includes approving an investor's account for penny stock transactions, obtaining written agreement from the investor detailing the penny stock purchase, and disclosing relevant information about the penny stock market, suitability, and risks.

In order to approve an investor for penny stock transactions, the broker or dealer must gather financial information, understand the investment objectives, and reasonably assess the suitability and financial knowledge of the investor for such transactions. Prior to any penny stock transaction, the broker or dealer must provide the investor with a disclosure schedule prepared by the Commission, highlighting the basis for the suitability determination.

Due to the regulations regarding "penny stock," brokers may be less willing to facilitate transactions involving these securities. This could potentially lead to increased challenges for investors looking to sell our common stock and result in a decline in the stock's market value. Disclosure requirements extend to both public offerings and secondary trading, covering the risks of investing in penny stocks, commission details for broker-dealers and registered representatives, current quotations for the securities, and investor rights and remedies in cases of penny stock transaction fraud. Additionally, monthly statements must be sent to investors, containing recent price information for the penny stocks held in the account and information about the limited market for penny stocks.

THE OFFERING

Securities offered:	5,000,000 shares of common stock
.
Offering price:	$0.025
.
Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 12 months (365 days).
.
Gross proceeds to us:	$125,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 24.
.
Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over-the-Counter Quotations Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

.
Shares outstanding prior to offering:	4,500,000
.
Shares outstanding after offering:	9,500,000 (assuming all the shares are sold)
.
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 14.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of and for the period from inception to June 30, 2024, for the six months ended December 31, 2024, and for the nine months ended March 31, 2025.

	Nine months ended March 31, 2025	Six months ended December 31, 2024	August 11, 2023 (inception)-June 30,2024
Financial Summary
Cash and Deposits	$557	$22	$20
Total Assets	107,298	113,503	103,421
Total Liabilities	173,232	166,993	142,409
Total Stockholder’s Equity	(65,934)	(53,490)	(38,988)
Statement of Operations
Revenue	5,799	3,897	-
Cost of Sales	-	-	-
Gross Profit	-	-	-
Total Expenses	32,745	18,399	43,488
Net Loss for the Period	$(26,946)	$(14,502)	$(43,488)
Net Loss per Share	(0.00)	(0.00)	(0.01)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,235,000,000 or more;

b.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.        The date on which such issuer has, during the previous 3-year period, issued more than $1,235,000,000 in non-convertible debt; or

d.       The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

-        A requirement to have only two years of audited financial statements and only two years of related MD&A;

-        Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

-        Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-         No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1,235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1,235 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Business

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with some operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. Due to uncertainty, generating significant revenues may not guarantee profitability. We expect our operating expenses to increase as a result of our business operations. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

User preferences and educational needs may change over time. We should be prepared to adapt our platform to meet evolving user demands.

User preferences and educational needs in the online learning industry are subject to change over time. The EdTech sector is dynamic and highly competitive, with rapid shifts in user demands and trends. User preferences for certain subjects, formats, or teaching methods may change, making it imperative for the company to monitor trends and adapt accordingly. Rival companies that are more adept at identifying and addressing changing user needs may gain a competitive edge. The inability to keep up with industry trends could result in a loss of market share. Advances in technology and e-learning tools can influence how users engage with educational content. The company must stay current with technological trends and adapt its platform to provide a seamless and up-to-date user experience.

In the rapidly evolving landscape of online education, the EdTech industry plays a pivotal role in shaping the future of learning. With advancements in technology and an increasing demand for flexible learning options, EdTech companies are continuously innovating to meet the diverse needs of learners worldwide. From interactive virtual classrooms to personalized learning experiences, the EdTech sector offers a myriad of solutions to enhance education accessibility and effectiveness.

Changes in education-related regulations or policies may impact the type of content and services the company can offer. Failure to adapt to new regulatory requirements can result in compliance issues and potential legal consequences. For instance, depending on the region, there might be regulations regarding data privacy, accessibility standards, or accreditation requirements that need to be adhered to. Ensuring compliance with these regulations is crucial to maintaining the trust of users and avoiding legal ramifications. User preferences and educational needs can vary across different geographic regions and demographic groups. Failure to utilize this data effectively may result in missed opportunities for platform improvement.

Our company heavily relies on advanced technology. Any technological glitches, malfunctions, or failures could disrupt the user experience, resulting in dissatisfaction and potential churn.

Our success is heavily dependent on the effective functioning of our proprietary technology, which is integral to our products and services. The development, deployment, and operation of our technology involve complex processes that are susceptible to glitches, malfunctions, and failures. These issues may arise due to various factors, including software bugs, data inconsistencies, and external disruptions. Such technological setbacks could lead to service interruptions, inaccuracies, or inefficiencies, impacting the user experience and the overall quality of our offerings. Any disruption or degradation in the performance of our technology may result in user dissatisfaction. Dissatisfied users may seek alternative solutions, resulting in customer churn.

Because president, director and treasurer Ilona Andzejevska has other interests, she may not be able or willing to devote a sufficient amount of time to our business operations, which could affect revenue.

Ilona Andzejevska, our President, Director, and Treasurer, has historically been engaged in other business activities, including her work in e-commerce as a private entrepreneur since 2013. While these activities previously demanded some of her time, Ms. Andzejevska has since significantly reduced her involvement in outside ventures and currently devotes her full professional efforts to the management of our Company. As of the date of this prospectus, she does not have any ongoing obligations that would materially interfere with her duties to us. Therefore, we do not believe that there are any current conflicts of interest.

However, there remains a general risk that if new obligations arise in the future, they could limit the time and attention she is able to dedicate to our business, which could negatively impact our growth and operations.

In addition, our President, Director and Treasurer lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our President, Director and Treasurer, Ilona Andzejevska has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our company's success relies on our ability to gain market acceptance and compete effectively in the education technology sector. Other established or emerging companies may offer similar or better solutions, affecting the company's market share.

Competition in the education technology sector is intense, and our ability to succeed and maintain market share is subject to significant risks. We face the risk that other established companies or emerging competitors may offer similar or superior solutions, which could result in the loss of our market share and a negative impact on our financial performance.

As the education technology sector continues to evolve, we may need to invest substantial resources to innovate and differentiate our offerings to remain competitive.

Our ability continues our operations is dependent on our ability to raise financing.

Our future depends on our ability to obtain financing and achieve profitable operations in the bionic reading technology sector. Furthermore, the financial resources required to fully develop our business plan cannot be predicted with certainty and may exceed our current estimates. Our ability to continue operations depends on our ability to generate sufficient revenue and obtain additional financing if necessary. If we fail to raise sufficient capital when needed, our director Ilona Andzejevska has agreed to give us an interest-free loan for 5 years, as indicated by an agreement closed between Ilona Andzejevska and Readvantage, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Otherwise, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider this risk when determining if an investment in Readvantage is suitable.

We do not maintain any insurance and do not intend to maintain insurance in the future.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future. As we lack insurance coverage, in the event that we become involved in a products liability lawsuit, our financial resources may prove insufficient to mount a proper defense. Should a judgment be rendered against us under such circumstances, it could potentially lead to the cessation of our operations.

The success of the platform also hinges on the quality and diversity of the content it offers. Risks include the need to continually update and expand the content library to meet user expectations.

The success of our platform is contingent upon the quality and diversity of the content it offers. We utilize the extensive library of free eBooks available on Gutenberg, which provides a solid foundation for our content offerings. However, we face the risk of having to continually update and expand our content library to meet evolving user expectations. If we fail to do so effectively, it may result in decreased user engagement and satisfaction, negatively impacting our financial performance.

Additionally, unforeseen disruptions, such as content creator disputes or legal challenges, could further impact our ability to maintain a high-quality and diverse content library.

We have commenced revenue-generating operations but expect to incur operating losses for the foreseeable future.

We have commenced revenue-generating operations, but we expect to continue to incur operating losses for the foreseeable future as we invest in the development and expansion of our business. We were incorporated on August 11, 2023, and although we have initiated commercial activities, we are still in the early stages of development. As such, there can be no assurance that we will achieve or sustain profitability in the near term. Potential investors should be aware of the challenges typically faced by early-stage companies, including the risk of limited cash flows, unanticipated expenses, and difficulties in scaling operations. If we are unable to address these challenges effectively, our business and financial condition could be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly outspend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete.

We may have limited abilities to compete against our competitors.

Our ability to compete against our competitors may be limited. We anticipate facing strong competition from both well-established companies and small independent businesses in the educational industry. This intense competition could result in price reductions and a decrease in demand for our services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract a sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact, we are small and do not have much capital, we may limit our marketing activities and might not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Risks associated with lack of demand for our products/services.

Our business operations are inherently reliant on the demand for our products/services. A lack of sufficient demand could adversely affect our financial performance, market share, and overall viability. A significant concern is the financial impact of insufficient demand. Lower than anticipated revenues and profits may result, potentially impacting our ability to meet financial obligations and sustain profitability. This could lead to decreased shareholder value and hinder our ability to attract additional investment capital. To date, the Company has not generated any revenue. Furthermore, a lack of customer interest in our services may result in market share erosion as customers turn to competitors offering similar products/services. This could weaken our competitive position within the industry and make it more challenging to capture market share in the future. To stimulate demand and attract customers, we may be required to allocate additional resources towards marketing efforts. These expenditures may erode our profit margins and strain our financial resources, particularly if they fail to yield the desired increase in demand. Our business is subject to fluctuations in market demand, which may be influenced by various factors including economic conditions, consumer preferences, and competitive dynamics. A sustained downturn in demand could have a material adverse effect on our financial results and long-term prospects.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of Sarbanes-Oxley, our management will be required to report upon the effectiveness of our internal control over financial reporting. Our management conducted an assessment of the effectiveness of our internal controls over financial reporting for the period ended March 31, 2025 and concluded that such control was effective. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

To comply with the requirements of being a reporting company under the Exchange Act, we may need to implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting and the trading price of our common stock may decline. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begin its Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

● Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

● Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

● Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

● Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

● Disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1,235 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or the auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If we fail to maintain and enhance our brand, our ability to engage or expand our base of customers will be impaired, and our business, financial condition, and results of operations may suffer.

Maintaining and enhancing our appeal and reputation as a stylish, innovative, and coveted brand is critical to attracting and expanding our relationships with customers. The successful promotion of our brand and the market’s awareness of our products and services will depend on a number of factors, including our marketing efforts, ability to continue to develop our products and services, and ability to successfully differentiate our offerings from competitive offerings. We expect to invest substantial resources to promote and maintain our brand, but there is no guarantee that our brand development strategies will enhance the recognition of our brand or lead to increased sales. Our brand's strength hinges on our ability to provide innovative, technology-driven solutions that enhance the reading process, making it more intuitive, efficient, and productive. By leveraging cutting-edge digital technologies, we strive to optimize comprehension and overall user experience. We prioritize providing services that complement our web platform, ensuring users have access to content engagement. Our commitment to competitive pricing reflects our dedication to making transformative educational technology accessible to all, fostering a culture of inclusivity and empowerment in the EdTech landscape. Brand promotion activities may not yield increased net revenue, and even if they do, the increased net revenue may not offset the expenses we incur in promoting and maintaining our brand and reputation. In order to protect our brand, we plan to invest substantial resources in the future to register and defend our trademarks and prevent others from using the same or substantially similar marks. However, as of now, we do not own any trademarks and have not yet filed any trademark applications. There is also a risk that our trademarks, once registered, may be diluted, and we may suffer harm to our reputation or other damage to our brand. If our efforts to cost-effectively promote and maintain our brand are not successful, our results of operations and our ability to attract and engage customers, partners, and employees may be adversely affected.

Due to the fact that our only executive and leader will allocate only a restricted amount of time to our activities, our operations may be irregular, potentially leading to occasional disruptions or halts in our activities. This situation may impede our ability to attract sufficient customers, resulting in a revenue shortfall, which, in turn, could lead to the cessation of our operations.

Due to the limited time commitment from our director, Ilona Andzejevska, there is a risk of our operations becoming irregular and experiencing periodic interruptions or suspensions. This sporadic nature could hinder our ability to attract sufficient customers, potentially leading to a lack of revenue and, ultimately, forcing us to discontinue our operations. Even if our officer and director were to allocate roughly 40 hours per week to our operations, there's still a possibility that our business might not function consistently, resulting in these interruptions and potential revenue loss.

Risks Related to Our Common Stock

Ilona Andzejevska, our principal stockholder, beneficially owns more than 50% of our outstanding shares of common stock, which causes us to be deemed a “controlled company”.

Ilona Andzejevska currently controls 100% of the voting power of our capital stock. As a result, Ilona Andzejevska owns more than 50% of our outstanding shares and as such, we are a

“controlled company” A company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:

● a majority of the Board of Directors consist of independent directors;

● the board maintain a nominations committee with prescribed duties and a written charter; and

● the board maintain a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions, however, we do not intend take advantage of any of these exemptions. Despite the fact we do not intend to take advantage of these exemptions, our status as a “controlled company” could make our common stock less attractive to some investors or otherwise harm our stock price.

Our president, director and treasurer is a non-U. S. resident, therefore investors may have difficulty enforcing any judgments against her within the United States.

Our president, treasurer, director, Ms. Andzejevska is a non-U.S. resident, and all or a substantial portion of her assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Our president, Ms. Andzejevska does not have any prior experience in selling stocks, and our best effort offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to start our business and investors may lose their entire investment.

Ms. Andzejevska does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. Our director Ilona Andzejevska has agreed to give us an interest-free loan with a duration of five years, as indicated by the agreement closed between Ilona Andzejevska and Readvantage, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. The loan will be repaid to Ms. Andzejevska when and if the Company receives sufficient amount of revenues and its operation grows. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.

The failure to effectively conduct a best-effort offering could be the basis of your losing your entire investment in us.

Our offering is being made on a best efforts basis with no minimum amount of shares are required to be sold for the offering to proceed.

In order to implement our business plan, we require funds from this offering. We require a minimum of $25,000 from the offering to implement your business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to proceed. If we are only able to raise a minimal amount of proceeds, it may hinder our ability to fully execute our business plan. In such a scenario, we may be forced to suspend or discontinue our operations, potentially resulting in a loss of your investment in our company.

Because we do not plan to register our common stock under the Exchange Act before this registration statement becomes effective, we will not be a fully reporting company.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company.

As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12.

Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

Due to the absence of an established trading market for our securities, potential challenges may arise in selling any shares acquired through this offering.

We are currently not registered on any public stock exchange or market. The demand for our common stock is limited, and there is currently no existing public market for the shares presented in this prospectus. Post the completion of this offering, our intention is to engage a market maker promptly and seek quotation on the OTCQB and OTCQX Venture Market. The OTCQB and OTCQX are regulated quotation services providing real-time quotes, last sale prices, and volume information for over-the-counter securities. It is important to note that the OTCQB and OTCQX are not market or exchange but a quotation services.

While the OTCQB and OTCQX do not impose listing requirements, issuers must stay current in their filings with the SEC or relevant regulatory authority to be eligible for quotation. Failure to cover the expenses associated with these reporting obligations may hinder our ability to apply for quotation on the OTC Venture Market. Market makers are prohibited from quoting a security if the issuer does not meet these filing requirements. In cases where securities quoted on the OTCQB and OTCQX become delinquent in filings, they may be removed after a 30 to 60-day grace period. We cannot guarantee the acceptance or approval of our platform, listing, and quotation for sale. As of the current filing date, there have been no discussions or agreements between Readvantage Corp. and any representative regarding participation in a potential trading market for our securities. In the event that no market develops for our common stock, selling shares acquired through this offering may prove challenging. This could result in a situation where realizing any benefit from the investment or liquidating shares becomes difficult or delayed, if possible, at all. Furthermore, the absence of our common stock being quoted on a public trading market may make it challenging, if not impossible, to assess a quantifiable value for your shares, potentially preventing the resale of shares and realizing any value from the investment.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We will have to utilize funds from Ilona Andzejevska, our officer and director, who has formally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. In the event that we are unable to generate adequate revenues to maintain compliance, it could pose challenges for you to resell any shares you may acquire, if at all. Additionally, if we are unable to meet the expenses associated with our reporting obligations, we may not be eligible to apply for quotation on the OTCQB, the OTCQX or other quotation services.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “penny stock.”

Our shares are considered "penny stock" under Rule 3a51-1 of the Securities Exchange Act of 1934 and related SEC rules. These rules, including Rule 15g-9, impose additional requirements on broker-dealers who sell our shares to investors. Specifically, broker-dealers must provide investors with detailed disclosures about the share price, bid and offer quotations, and their compensation. These rules primarily affect transactions with non-accredited investors, which are generally individuals who do not meet specific income or net worth thresholds. Accredited investors include individuals with an annual income exceeding $200,000 ($300,000 with a spouse) or a net worth exceeding $1,000,000. These penny stock rules can significantly reduce the liquidity of our shares, making it difficult for investors to buy or sell them. The increased disclosure requirements and broker-dealer obligations may deter broker-dealers from trading our shares, further limiting their marketability. Therefore, you may find it challenging to resell any shares you purchase.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

As of the date of this Prospectus, we do not qualify as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. A shell company is generally defined as a company with no or nominal operations and either no or nominal assets or assets consisting solely of cash and cash equivalents. We are an active startup with business operations and our assets consist primarily of intangible assets. Our corporate structure serves as a vehicle for business development, expansion, and capital formation. We have a well-defined business plan, an operational website, and a structured development strategy aimed at long-term growth. These attributes differentiate us from a shell company and reinforce our commitment to building a sustainable and fully operational business. However, in the event we were to be so designated, shareholders may face significant restrictions and limitations when attempting to sell their shares in the public market. Rule 144, which provides certain exemptions for the resale of restricted securities, may not be available for our shareholders until certain conditions are met.

Under Rule 144, shareholders must satisfy specific conditions, including a holding period of at least six months, compliance with certain public information requirements, and limitations on the amount of securities that can be sold during a three-month period. However, as a shell company, Rule 144 may not be available to our shareholders until we cease to be a shell company and meet the requirements set forth by the SEC.

The inability to rely on Rule 144 for resale of their shares may limit our shareholders' ability to liquidate their investment and could negatively impact the liquidity and marketability of our shares. It may also affect our ability to attract potential investors or obtain financing, as the absence of an available resale exemption could make our shares less desirable in the secondary market.

Risks associated with this offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $25,000 from this offering, we may have to seek alternative financing to implement our business plan.

Our president, Ms. Andzejevska does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Andzejevska does not have any experience conducting securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

From time to time, we may be subject to legal proceedings, regulatory disputes, and governmental inquiries that could cause us to incur significant expenses, divert our management’s attention, and materially harm our business, financial condition, and operating results.

From time to time, we may be subject to claims, lawsuits, government investigations, and other proceedings involving products liability, competition and antitrust, intellectual property, privacy, false advertising, consumer protection, securities, tax, labor and employment, commercial disputes, and other matters that could adversely affect our business operations and financial condition. As we grow, we may see a rise in the number and significance of these disputes and inquiries. Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our products or services, all of which could negatively affect our revenue growth.

The results of litigation, investigations, claims, and regulatory proceedings cannot be predicted with certainty, and determining reserves for pending litigation and other legal and regulatory matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, financial condition, and results of operations.

USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 20%, 40%, 60%, 80% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $125,000 as anticipated.

	20% of shares sold	40% of shares sold	60% of shares sold	80% of shares sold	100% of shares sold

Gross Proceeds from this Offering:	$25,000	$50,000	$75,000	$100,000	$125,000

Total Offering Expenses*	$12,000	$12,000	$12,000	$12,000	$12,000
Net Proceeds	$13,000	$38,000	$63,000	$88,000	$113,000
Website development	$5,000	$20,000	$25,000	$40,000	$50,000
Marketing and advertising	$-	$5,000	$17,000	$20,000	$30,000
Content Library Growth	$5,000	$10,000	$16,000	$23,000	$28,000
Miscellaneous expenses (session musician)	$3,000	$3,000	$5,000	$5,000	$5,000
TOTALS**	$25,000	$50,000	$75,000	$100,000	$125,000

* The Total Offering Expenses, as presented above, encompasses the mandatory fee charged by the Securities and Exchange Commission for the registration of the securities offered herein. This fee, calculated based on the total offering amount in accordance with the SEC's fee schedule, is a component of the overall offering expenses. These expenses also include fees for legal services related to the preparation and filing of this registration statement, as well as fees for the audit of the Company's financial statements, which are required for this filing. All of these fees are necessary for the registration statement to be declared effective.

** The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to future customer, if there is any. In case if we do not raise additional funds, our business will be harmed.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 5,000,000 shares being offered arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly higher than the price paid by the Company’s director, Ilona Andzejevska, who paid $.001 per share for the 4,500,000 shares of common stock she purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following section outlines the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2025, the net tangible book value was $65,934 or $0.001 based upon 4,500,000 shares outstanding.

Percent of Shares Sold from Maximum Offering Available	20%	40%	60%	80%	100%
Offering price per share	$0,025	$0,025	$0,025	$0,025	$0,025
Proceeds	$25 000	$50 000	$75 000	$100 000	$125 000
Expenses	$12 000	$12 000	$12 000	$12 000	$12 000
The historical net tangible book value as of March 31, 2025	($65,934)	($65,934)	($65,934)	($65,934)	($65,934)
Post offering net tangible book value	($52,934)	($27,934)	($2,934)	$22,066	$47,066
Post offering net tangible book value per share	(0,01)	0,00	0,00	0,00	0,00

Pre-offering net tangible book value per share	(0,01)	(0,01)	(0,01)	(0,01)	(0,01)
Increase (Decrease) in net tangible book value per share after offering	0,01	0,01	0,01	0,02	0,02
Dilution per share	$0,03	$0,03	$0,03	$0,02	$0,02
% dilution	138,50%	117,19%	101,56%	89,62%	80,18%
Capital contribution by purchasers of shares	$25 000	$50 000	$75 000	$100 000	$125 000
Capital Contribution by existing stockholders	$4 500	$4 500	$4 500	$4 500	$4 500
Percentage capital contributions by purchasers of shares	84,75%	91,74%	94,34%	95,69%	96,53%
Percentage capital contributions by existing stockholders	15,25%	8,26%	5,66%	4,31%	3,47%
Gross offering proceeds	$25 000	$50 000	$75 000	$100 000	$125 000
Anticipated net offering proceeds	$13 000	$38 000	$63 000	$88 000	$113 000
Number of shares after offering held by public investors	1 000 000	2 000 000	3 000 000	4 000 000	5 000 000
Total shares issued and outstanding	5 500 000	6 500 000	7 500 000	8 500 000	9 500 000
Purchasers of shares percentage of ownership after offering	18,18%	30,77%	40,00%	47,06%	52,63%
Existing stockholders’ percentage of ownership after offering	81,82%	69,23%	60,00%	52,94%	47,37%

If 100% of shares are sold:

After completion of this offering, if 5,000,000 shares are sold, investors in the offering will own 52,63% of the total number of shares then outstanding, which they will have purchased at a price of $0.025 per share. Our existing stockholder will own 47,37% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

If 80% of shares are sold:

After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 47,06% of the total number of shares then outstanding, which they will have purchased at a price of $0.025 per share. Our existing stockholder will own 52,94% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

If 60% of shares are sold:

After completion of this offering if 3,000,000 shares are sold, investors in the offering will own 40,00% of the total number of shares then outstanding, which they will have purchased at a price of $0.025 per share. Our existing stockholder will own 60,00% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

If 40% of shares are sold:

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 30,77% of the total number of shares then outstanding, which they will have purchased at a price of $0.025 per share. Our existing stockholder will own 69,23% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

If 20% of shares are sold:

After completion of this offering, if 1,000,000 shares are sold, investors in the offering will own 18,18% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.025 per share. Our existing stockholder will own 81,82% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of March 31, 2025 there were 4,500,000 shares of our common stock issued and outstanding that are held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current

Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement. Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Ilona Andzejevska will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Ilona Andzejevska is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ilona Andzejevska will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ilona Andzejevska is not, and has not been within the past 12 months, a broker or dealer, and she has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ilona Andzejevska will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ilona Andzejevska will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.025 for the duration of this offering.

Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Markets Group or other quotation service. In order to be quoted on the OTC Markets Group or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.025 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor. This offering will commence on the date this prospectus is declared effective and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

General

Readvantage Corp. is a pioneering technology company focused on transforming the reading and comprehension experience through advanced technologies and artificial intelligence. Our flagship product is a web platform that utilizes bionic reading technology powered by artificial intelligence, designed to enhance reading speed and comprehension by analyzing and simplifying complex text.

Central to our operations is a reading companion designed to tailor the reading experience for individual users. This platform with bionic reading technology employs artificial intelligence algorithms to analyze and improve text, breaking down complex sentences for increased reading speed and comprehension. Users benefit from an enhanced ability to efficiently read and assimilate information, leading to improved learning experiences.

Bionic reading technology leverages typographical and visual strategies to guide the eyes through text more efficiently. By highlighting the most concise parts of words and phrases, it allows readers to focus better and move through text faster, reducing cognitive load and enhancing overall comprehension. This approach transforms the way we consume written information, making reading more accessible and enjoyable for everyone.

We are committed to inclusivity, providing resources for individuals with disabilities such as visual impairments and learning disabilities, supporting those with ADHD and dyslexia for an accessible reading experience.

Beyond individual readers, our bionic reading technology are in demand by information professionals, librarians, and researchers, facilitating efficient extraction and processing of information from extensive texts, boosting productivity and research capabilities.

For tech-savvy individuals interested in staying at the forefront of reading technology, our platform offers an array of innovative features, making it the go-to resource for exploring the advancements in reading technology.

Readvantage Corp. offers several key features that enhance the reading experience for users. Our platform with bionic reading technology enables users to read more in less time by guiding their eyes through text more efficiently. This approach improves comprehension by highlighting key text elements, allowing users to focus on the most important parts of the text, thereby enhancing understanding. Additionally, our platform with bionic reading technology optimizes text presentation to reduce eye strain, making reading more comfortable. We prioritize accessibility, ensuring that our platform is suitable for individuals with reading difficulties, enabling them to enjoy and understand texts better. Furthermore, our platform provides convenience with options to read online or download books for offline access, allowing users to enjoy our extensive library anytime and anywhere.

We currently utilize books from the Gutenberg website and plan to expand our library database. In the future, we plan to transition to purchasing paid licensed books. We offer users free access to our library through our website https://readvantage.tech, where they can explore a wide variety of books. Our library provides the opportunity to either download books for offline reading or engage in online reading, all enhanced by bionic reading technology. Users have access to 18 different book genres, ensuring that they can find content that suits their interests. Additionally, we provide access to our API featuring bionic reading technology for developers and businesses looking to integrate this cutting-edge technology into their platforms. For this service, we offer three Tariff Plans, each providing varying levels of access and functionality to the API.

We have completed the development of our website and API, which features a fully operational platform that is already providing access to our services. We are actively working on enhancements and plan to implement new features and capabilities to make the user experience even more convenient and efficient.

Our core mission is to empower individuals and institutions by augmenting reading and comprehension capabilities, pushing the boundaries of reading technology to make it more accessible, pleasurable, and efficient for everyone.

As a startup in the digital reading business, we are seeking minimum funding of $25,000 for the next twelve months to develop our operations. Additional financing may be required after this period. In the absence of generated revenue, a minimum of $12,000 may be needed for SEC filing requirements. On August 12th 2023, President and Director Ilona Andzejevska entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $400,000, of which $161,990 has been provided as of March 31, 2025. This agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

INITIAL FOCUS OF OUR BUSINESS

Readvantage Corp. positions itself as a technology-oriented company specializing in digital reading services. Our primary focus is on revolutionizing the reading process, making it simpler and more efficient, and enhancing comprehension through the integration of advanced technologies that optimize reading productivity and overall user experience.

At the core of our operations is a dynamic reading companion designed to tailor the reading experience for individual users. Our platform offers bionic reading technology powered by artificial intelligence. It analyzes and improves text by using algorithms to break down complex sentences, thereby increasing reading speed and comprehension.

Currently, our bionic reading bionic reading are designed exclusively for individual readers. In the future, we plan to extend our offerings to educational platforms, institutions, information professionals, librarians, and researchers, enhancing productivity and research capabilities for these groups.

Our strategic growth initiatives include continuously enhancing the user experience, expanding into global markets, forming strategic partnerships and acquisitions, increasing brand awareness through marketing, adapting to industry trends, investing in customer service, global localization, exploring API opportunities, and expanding partnerships with major digital reading services.

Financially, this public offering aims to secure funding for business development, enhancing our chances of achieving commercial success in the dynamic digital reading services market. We anticipate revenue generation within the first year post-offering, with the net proceeds allocated towards operations, innovation, and marketing. While Readvantage Corp.'s common stock is not publicly traded, this offering strategically aims to raise capital for business development.

Industry Overview

Readvantage Corp. operates within the dynamic domain of digital reading services, an industry marked by continuous technological advancements and shifting consumer preferences. The sector has experienced substantial growth, propelled by factors such as the ubiquity of portable devices, heightened adoption of e-books, and an increasing appetite for innovative reading solutions. Readvantage Corp. positions itself as a significant participant in this sector, providing a platform that offers bionic reading technology powered by artificial intelligence.

Key Industry Dynamics:

Technological Advancements: The industry is experiencing rapid technological innovation, with a particular emphasis on enhancing the reading experience. AI-powered solutions, such as our platform offering bionic reading technology, play a crucial role in driving this progress.

Digital Reading Preference: Consumer inclinations lean towards digital reading over traditional formats. The industry experiences a surge in demand for online platforms and services that deliver convenient and personalized reading experiences.

Inclusive Solutions: The industry places a growing emphasis on inclusivity. Companies are developing features to accommodate diverse needs, including those of individuals with disabilities, aligning with Readvantage Corp.'s commitment to accessibility.

Global Expansion: The industry trends toward global expansion as digital reading services cater to diverse audiences across different regions. Our strategy of platform localization in various languages aligns with this broader industry trend.

Market Dynamics:

Educational Solutions Demand: The increasing adoption of online content in educational institutions globally presents a substantial market opportunity for digital reading services supporting learning and comprehension. Readvantage Corp.'s commitment to educational inclusivity positions it favorably in this regard.

Personalized Reading Experiences: The industry shifts towards personalized reading experiences. Our platform’s planned implementation of artificial intelligence to provide personalized track recommendations aligns with this trend.

API Opportunities: The exploration of API opportunities to offer technology as a white-label solution introduces additional growth avenues. Readvantage Corp. can leverage its expertise to contribute to the broader digital reading and streaming industry.

Our Market Opportunity

Readvantage Corp. operates in a market characterized by substantial growth projections in the global online reading platform sector. The sector is forecasted to reach a noteworthy market size of USD 6.76 Billion by 2028, with an anticipated revenue CAGR of 7.6% during the forecast period [1]. Key market drivers align with Readvantage Corp.'s strategic focus on digital reading solutions.

Technological Advancements: The market is propelled by continuous technological developments in reading devices. Readvantage Corp.'s commitment to platforms offering bionic reading technology powered by artificial intelligence positions it advantageously within an industry emphasizing technological enhancements.

Adoption of Portable Devices: The increasing prevalence of portable readable devices, specifically smartphones and tablets, is a significant market driver. Readvantage Corp.'s digital reading solutions cater to individuals favoring the convenience of reading on such devices.

Growing E-Book Demand: A shift in customer preference towards online reading over traditional printed books creates a substantial market opportunity. Readvantage Corp.'s focus on providing advanced technology for bionic reading aligns with the increasing demand for digital reading solutions.

Rise of Digital Readers (E-Readers): The heightened popularity of digital readers, or e-readers, presents a notable market segment. Readvantage Corp.'s commitment to enhancing the reading experience through platforms offering bionic reading technology powered by artificial intelligence positions it well within this growing consumer base.

Educational Adoption of Online Content: The swift adoption of online content in educational institutions globally is a unique market opportunity. Readvantage Corp.'s focus on providing accessible and efficient reading solutions aligns with the evolving needs of students and educational institutions.

Given the sustained exponential surge in data traffic, we anticipate an escalating need for our products as speed prerequisites evolve over time. Furthermore, our strategic plan involves ongoing innovation to introduce new offerings reaching a wider segment within the comprehensive wired connectivity market.

1 Emergen Research, "Digital Reading Market Size, Share, Trends, By Application, By Revenue Model, and By Region Forecast to 2028," February 2, 2022.

Available at: https://www.emergenresearch.com/industry-report/digital-reading-market

Advancing AI Technology for Enhanced Reading Experience

We use bionic reading technology based on natural language processing (NLP) and machine learning, powered by advanced artificial intelligence. NLP algorithms analyze text, identifying key words and semantic structure, which allows for the highlighting of important elements to simplify comprehension. The system learns from large datasets, adapting to user preferences and improving recommendations. Dynamic text presentation is achieved through adaptive algorithms that automatically adjust font size, spacing, and emphasis based on user settings, enhancing readability and focus. Additionally, we offer an API that enables educational institutions and professionals to integrate our technologies into their systems.

Competitive Advantages

Readvantage Corp. identifies several key strengths that set us apart from competitors:

Extensive Digital Library: Readvantage's platform stands out with a comprehensive digital book library, seamlessly converted into bionic reading format, ensuring a diverse range of accessible content.

User-Centric Design: A user-friendly interface, intuitive design, and efficient functionality make the Readvantage platform easy to navigate, ensuring a positive reading experience.

Commitment to Accessibility: Readvantage prioritizes inclusivity, offering features supporting individuals with disabilities, differentiating our platform in fostering an inclusive reading experience.

Continuous Technological Advancements: A commitment to ongoing innovation ensures Readvantage stays ahead, evolving technology to meet changing user needs and explore opportunities for enhancement.

Competitors

In the realm of advanced reading and comprehension technologies, Readvantage Corp. faces competition from several established players. Among these competitors are Bionic Reading, BeeLine Reader, Balto Reader. Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market service entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Financial Considerations

Readvantage Corp. initiates this public offering to secure necessary funding for business development. To implement our strategic plan, a minimum of $25,000 over the next twelve months is required, with the net proceeds allocated towards operations, innovation, and marketing.

Our business started to generate revenue as of March 31, 2025 we have recorded $5,799 revenue and accumulated deficit of $70,434.

Progress may necessitate additional financing beyond the twelve-month period. Notably, Readvantage Corp.'s common stock is not publicly traded, with uncertainty regarding the development of a trading market.

This offering strategically aims to raise capital for business development, enhancing our chances of achieving commercial success in the digital reading services market.

RESEARCH AND DEVELOPMENT EXPENDITURES

 We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We are required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control will have a material impact on the way we conduct our business.

FACILITIES

Our current registration address is 801 Travis Street, Houston, TX 77002. Our telephone number is +18163276170. This location serves as our primary office where we conduct our business operations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have 2 employees as of the date of this prospectus. Our director, Ilona Andzejevska and secretary, Valentina Baceviciene, are employees of the Company and currently devote approximately 40 hours per week to company matters. After receiving funding Ms. Andzejevska plans to devote, as much time to the operation of the Company as she determines is necessary for her to manage the affairs of the Company. As our business and operations increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC MARKETS GROUP

We intend to have our common stock be quoted on the OTC Markets Group or other quotation service. If our securities are not quoted on the OTC Markets Group or other quotation service, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets Group differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets Group or other quotation service, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets Group our securities will trade on the OTC Markets Group until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Markets Group or other quotation service.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of March 31, 2025, the Company had 4,500,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $557 as of March 31, 2025. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. From inception through March 31, 2025, we recorded revenue of $5,799.

We have incurred operating losses in the past and may continue to experience losses in the future. Our ability to continue operations depends on our ability to generate sufficient revenue and obtain additional financing if necessary. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Ilona Andzejevska verbally agreed to provide additional cash for the Company. Even if we raise $125,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	20% of shares sold	40% of shares sold	60% of shares sold	80% of shares sold	100% of shares sold

Gross Proceeds from this Offering:	$25,000	$50,000	$75,000	$100,000	$125,000

Total Offering Expenses*	$12,000	$12,000	$12,000	$12,000	$12,000
Net Proceeds	$13,000	$38,000	$63,000	$88,000	$113,000
Website development	$5,000	$20,000	$25,000	$40,000	$50,000
Marketing and advertising	$-	$5,000	$17,000	$20,000	$30,000
Content Library Growth	$5,000	$10,000	$16,000	$23,000	$28,000
Miscellaneous expenses (session musician)	$3,000	$3,000	$5,000	$5,000	$5,000
TOTALS**	$25,000	$50,000	$75,000	$100,000	$125,000

* The Total Offering Expenses, as presented above, encompasses the mandatory fee charged by the Securities and Exchange Commission for the registration of the securities offered herein. This fee, calculated based on the total offering amount in accordance with the SEC's fee schedule, is a component of the overall offering expenses. These expenses also include fees for legal services related to the preparation and filing of this registration statement, as well as fees for the audit of the Company's financial statements, which are required for this filing. All of these fees are necessary for the registration statement to be declared effective.

** The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to future customer, if there is any. In case if we do not raise additional funds, our business will be harmed.

Ilona Andzejevska, our President will devote approximately 40 hours per week of his time to our operations. Once we expand our operations, and are able to attract more and more customers to use our digital reading service, Ms. Andzejevska has agreed to commit more time as required. Because Ms. Andzejevska will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director. On August 12th 2023, President and Director Ilona Andzejevska entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $400,000. The loan is for a period of over 5 years, carries no interest, and is not secured. The Company owes $161,990 interest free loan to Ilona Andzeievska as on March 31, 2025.

We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our service. Our plan of operations is as follows:

Negotiation with potential partners

We hope to negotiate agreements with several potential institutional partners, including  advertising companies, educational institutions and platforms and provide then our digital reading services. We have no written agreements with any of them at the current time but we will continue negotiations in an attempt to secure contracts with these companies.

Website Development

We entered into a Website and API Development Agreement to design and develop a new website and API for our business. The total cost of the Agreement was $155,800. Pursuant to the Website and API Development Agreement, the Company received completed and fully functional website and API on August 9, 2024. In the near future, we plan to enter into an API Upgrade agreement to update our API.

Marketing and advertising

We are considering choosing online marketing as our key strategy to attract the users. We will probably first invest into promotion via different social networks and search engine optimization. This is planned to help us to appear in users search inquiries by key words.

We intend to develop and maintain a database of potential customers who may want to use our service. We will follow up with these clients periodically send them our new offers and offer them presentations and special discounts from time to time. The Company also believes that word of mouth advertising will be very useful in our recording industry. We intend to spend between $5,000 and $30,000 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

SEC Filing Plan

We intend to become a reporting company in 2025 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

RESULTS OF OPERATIONS

From August 11, 2023 (Inception) to June 30, 2024

From inception to June 30, 2024, the company focused on foundational activities and incurred total operating expenses of $43,488. As no revenue was generated during this period, the net loss amounted to $43,488.

Six months ended December 31, 2024 compared to December 31, 2023

The six-month period ending December 31, 2024, marks the commencement of revenue generation, achieving a total of $3,897 from commercial activities selling our API featuring bionic reading technology subscriptions. Operating expenses for the six months ended December 31, 2024, were $18,360, an increase from the $13,281 reported in the same period of the previous year. Consequently, the net loss for the six months ended December 31, 2024, was $14,502. In contrast, the net loss for the six months ended December 31, 2023, was $13,281, directly reflecting the operating expenses in the absence of revenue.

Nine months ended March 31, 2025 compared to March 31, 2024

For the nine months ended March 31, 2025, the company demonstrated continued revenue growth, generating $5,799 from commercial activities selling our API featuring bionic reading technology subscriptions. Operating expenses for the nine months ended March 31, 2025, totaled $32,746, increasing from the $20,130 incurred during the corresponding period in 2024. The resulting net loss for the nine months ended March 31, 2025, was $26,946. The net loss for the nine months ended March 31, 2024, was $20,130.

From August 11, 2023 (inception), through March 31, 2025

We had revenue of $5,799 from commercial activities selling our API featuring bionic reading technology subscriptions from August 11, 2023 (inception), through March 31, 2025, our operating activities were funded by the sale of common stock to a director totaling $4,500 and a loan from a director in the amount of $161,990. Total expenses from August 11, 2023 (inception), through March 31, 2025 were $76,233 made up of operating costs $33,174, auditors' remuneration $15,000 and depreciation and amortization $28,059. The company recorded a net loss of $70,434 from August 11, 2023 (inception), through March 31, 2025.

Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until the Company has had sufficient operations to provide a baseline.

LIQUIDITY AND CAPITAL RESOURCES

From August 11,2023 (Inception) to June 30,2024

Upon inception, the company had $20 in cash. Simultaneously, its short-term obligations significantly exceeded its current assets, resulting in a negative working capital of $142,389. This early imbalance was coupled with an accumulated deficit of $43,488, reflecting initial operating costs. While the company generated $6,111 from its core operations during this initial phase, substantial investments led to a cash outflow of $112,000. To bridge this funding gap, the company secured $105,909 through financing activities.

Six months ended December 31, 2024 compared to December 31, 2023

By the end of December 2024, the company's cash reserves remained at $22. The negative working capital position further deteriorated to $166,971, and the accumulated deficit expanded to $57,990, indicating continued short-term financial strain and ongoing losses. Notably, the six months ending December 31, 2024, witnessed a significant improvement in cash generated from operating activities, reaching $33,180, a substantial increase compared to the $5,715 generated in the corresponding period of 2023. Concurrently, the cash utilized for investing activities decreased to $22,800 from $40,000 in the prior year's comparable period, suggesting a moderation in capital expenditure. Financing activities continued to provide a significant cash inflow, increasing to $55,982 from $45,735 in 2023.

Nine months ended March 31, 2025 compared to March 31, 2024

As of March 31, 2025, the company's cash balance showed a modest increase to $557. However, the negative working capital position further expanded to $172,675, and the accumulated deficit continued its upward trend, reaching $70,434. The trend of improved operating cash flow continued, with the company generating $37,244 in the nine months ended March 31, 2025, compared to $2,962 in the same period of 2024. Investing activities remained with a cash outflow of $22,800, a notable decrease from the $62,840 utilized in the corresponding period of the previous year. Financing activities continued to provide a positive cash inflow, albeit at a slightly reduced level of $60,581 compared to $65,822 in 2024.

Our expenditures over the next 12 months are expected to be approximately $125,000, assuming we sell all shares in this offering. Based on our current cash position, we will not be able to continue operations for approximately 12 months, assuming we do not rise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $ 25,000, to complete our plan of operation for the next 12 months.

Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Reporting

The company's financial statements are structured according to United States Generally Accepted Accounting Principles (GAAP) and are presented using the U.S. dollar. The company's fiscal year concludes on June 30th.

Use of Estimated Values

Creating financial statements that align with GAAP necessitates management's utilization of estimations and assumptions. These estimations influence the reported figures for assets and liabilities, the disclosure of potential assets and liabilities at the reporting date, and the reported revenue and expenses within the reporting period. It's important to recognize that actual outcomes may differ from these estimations.

Cash and Equivalents

The company defines cash equivalents as highly liquid instruments purchased with a maturity of three months or less, provided these funds are not designated for investment purposes. As of March 31, 2025, the company's cash holdings amounted to $557.

Intangible Assets

The company recognizes and discloses certain intangible assets in its financial statements, in accordance with ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 360-10. ASC 350-40-15-2A describes internal-use software as having both of the following characteristics:

a. The software is acquired, internally developed, or modified solely to meet the entity’s internal needs.

b. During the software’s development or modification, no substantive plan exists or is being developed to market the software externally.

ASC Subtopic 350-40 requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life.

Fair Value of Financial Instruments

ASC 820, "Fair Value Measurements and Disclosures," establishes a three-level hierarchy for fair value, prioritizing the inputs used in its measurement. This hierarchy ranks inputs into three levels based on their market observability.

Level 1: Observable inputs, such as quoted prices in active markets.

Level 2: Inputs, excluding quoted prices in active markets, that are either directly or indirectly observable.

Level 3: Unobservable inputs requiring the entity to develop its own assumptions due to limited or nonexistent market data.

The book value of the company's cash and the shareholder loan is considered to be near its fair value, due to the short term nature of those items.

Impairment of Long-Term Assets

The company consistently assesses events and changes in circumstances that could indicate the potential unrecoverability of long-lived asset carrying amounts.

When such indicators arise, the company evaluates asset recoverability by determining if the carrying value will be recovered through undiscounted projected future cash flows. Should the total of future cash flows fall below the carrying amount, an impairment loss is recognized, representing the difference between the carrying amount and the asset's fair value. Assets intended for disposal are reported at the lower of their carrying amount or fair value, less costs to sell.

Income Taxes

The company employs the liability method for income tax accounting. This method involves recognizing deferred income tax assets and liabilities for the estimated tax consequences of differences between financial statement carrying values and their respective income tax bases (temporary differences). The impact of tax rate changes on deferred income tax assets and liabilities is recognized as income in the period containing the enactment date.

Revenue Recognition

The company will recognize revenue according to Accounting Standards Codification No. 606, "Revenue from Contracts with Customers" (ASC-606). This standard requires revenue recognition when promised goods or services are transferred to the customer, with the recognized amount equaling the total consideration expected in return. The FASB's five-step approach guides revenue recognition:

Step 1: Identify the customer contract.

Step 2: Identify contract performance obligations.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to performance obligations.

Step 5: Recognize revenue when performance obligations are fulfilled.

Readvantage is a company that provides access to a library of books enhanced with bionic reading technology. Company generates revenue by offering an API service that allows developers and companies to integrate bionic reading technology into their own platforms. This API service is offered through three different pricing plans with varying levels of access and functionality.

We provide access to our API featuring bionic reading technology for developers and businesses looking to integrate this cutting-edge functionality into their platforms. For this service, we offer three subscription-based Tariff Plans, each providing varying levels of access and features. These plans are presented on our website at https://readvantage.tech.

The company has not received any revenue since its inception until June 30, 2024.

The subscription revenue of $3,897 recognized since August 11, 2023 (inception) through December 31, 2024, represents the Company’s initial revenue from selling our API featuring bionic reading technology subscriptions.

The subscription revenue of $5,799 recognized for the nine months ended March 31, 2025

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to Common Stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company examined recently released accounting standards up to the date these financial statements were issued. Based on this review, it concludes that none of these standards will significantly affect the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Ilona Andzejevska Street: Gamyklos g. 30-18 City: Rudaminos k., Rudaminos sen. ZIP: 13249, Country: Lithuania	36	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director
Valentina Baceviciene	59	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Ilona Andzejevska

Mrs. Andzejevska has served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director since August 11, 2023.

Experience:

Mrs. Andzejevska has over 15 years of experience in technology and sales.

From 2007 to 2012, Mrs. Andzejevska served as a Chief Sales Manager at UAB M&P Verslo sprendimai, a business solutions company in Lithuania. Since 2013, she transitioned to e-commerce as a private entrepreneur. From 2017 to 2021, Mrs. Andzejevska served as Lead Developer at SmartText Analytics in Vilnius, Lithuania, leading a team focused on building machine learning models to enhance text comprehension. Most recently, from 2021 to 2023, she was the Chief Technology Officer at Bionic Read Technologies in Vilnius, Lithuania, where she developed proprietary algorithms for adaptive reading enhancement.

Education:

Mrs. Andzejevska earned a Master’s Degree in Economics and Finance from Vilnius Co-operative College, in 2014.

Based on the above mentioned we believe that Ms. Andzejevska has needs skills and experience to serve as a director of Readvantage Corp.

Valentina Baceviciene

Mrs. Baceviciene has served as our Secretary since August 11, 2023.

Experience:

From 2017 to 2020, she served as an Executive Assistant at VilniuSense UAB, a consulting firm based in Vilnius. From 2020 to 2024, she held the role of Operations Coordinator at EcoPro Services.

Education:

Mrs. Baceviciene earned a Bachelor’s Degree in Business Administration from Vilnius University in 2010.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws do not specify a minimum number of directors, but they outline the procedures for director elections, vacancies, and quorum requirements. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director under the corporate governance requirements of the OTC Markets. The OTC Markets do not impose specific independence requirements; however, companies seeking to qualify for certain OTC tiers, such as OTCQX, must maintain a board with independent directors.

Our board of directors has not conducted a formal assessment to determine whether our directors meet any applicable independence criteria under SEC rules or other relevant regulatory frameworks. If we seek to meet the independence requirements for a specific OTC Markets tier in the future, we may need to appoint additional independent directors.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have two employees, our president, director and treasurer, Ilona Andzejevska and secretary, Valentina Baceviciene.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for March 31, 2025:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Ilona Andzejevska, President	March 31, 2025	0	0	0	0	0	0	0	0
Valentina Baceviciene, Secretary	March 31, 2025	0	0	0	0	0	0	0	0

Our board of directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of March 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ilona Andzejevska, President	0	0	0	0	0	0	0

We have not compensated our director for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Ilona Andzejevska	4,500,000	100%
All directors and executive officers as a group (1 person)	4,500,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ilona Andzejevska is considered to be a promoter, and currently is the only promoter, of Readvantage Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On August 31, 2023, we offered and sold 4,500,000 shares of common stock to Ilona Andzejevska, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,500.

On August 12th 2023, President and Director Ilona Andzejevska entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $400,000. The loan is for a period of over 5 years, carries no interest, and is not secured. The Company owes $161,990 interest free loan to Ilona Andzejevska as on March 31, 2025.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Saeed Kamran & Co. Chartered Accountants., and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Thomas C. Cook, Esq. of The Law Offices of Thomas C. Cook will pass upon the validity of the issuance of the common stock.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Saeed Kamran & Co. Chartered Accountants. is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended March 31, 2025 are included herewith.

READVANTAGE CORP.

CONDENSED FINANCIAL STATEMENTS

As of June 30, 2024

INDEPENDENT AUDITORS’ REPORT

TO THE BOARD OF DIRECTORS OF

READVANTAGE CORP.

SAEED KAMRAN & CO.
(Chartered Accountants)

Revised Independent Auditor's Report

TO THE BOARD OF DIRECTORS OF READVANTAGE CORP.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Readvantage Corp. as of June 30, 2024, and the statement of operations, statement of comprehensive income, statement of stockholder's equity, and the statement of cash flows for the period from August 11, 2023, through June 30, 2024, and the related notes (collectively referred to as "financial statements").

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows for the period from August 11, 2023, through June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audit provides a reasonable basis for our opinion.

www.saeedkamran.co
321 Upper Mall, Lahore Pakistan info@skpgroup.net +92 42 35755530 +92 42 35793156

SAEED KAMRAN & CO.
(Chartered Accountants)

Explanatory Paragraph Regarding Reissuance of Report

The Independent auditor's report dated February 24, 2025, has been reissued solely to correct the description of the auditing standards under which our audit was conducted. We previously issued a report stating that the audit was conducted in accordance with auditing standards generally accepted in the United States of America. However, the audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), and the report has been updated to reflect this correction.

This revision does not affect our previously expressed opinion that the financial statements present fairly, in all material respects, the financial position of the Company Name as of June 30, 2024, and the results of its operations and its cash flows for the period from August 11, 2023, through June 30, 2024, in conformity with accounting principles generally accepted in the United States of America (GAAP).

Subsequent Update to Financial Statement Disclosures

The Independent auditor's report dated May 27, 2025, has been reissued solely to reflect additional revisions made to the financial statement disclosures to comply with SEC requirements. Specifically, the financial statements were updated to include disclosure of basic and diluted net loss per share and the weighted average number of shares outstanding. Additionally, two new footnotes were added: one describing the methodology for calculating earnings per share in accordance with ASC 260, and another outlining the Company's revenue recognition policy under ASC 606, including a disclosure that no revenue was recognized from inception through June 30, 2024. These revisions do not affect the financial position, results of operations, or cash flows previously reported.

Our audit procedures, conclusions, and opinion remain unchanged.

Aamer Waqar Chaudhry
Partner

Saeed Kamran & Co
(SAEED KAMRAN & CO.)
CHARTERED ACCOUNTANTS

Dated: February 24, 2025, except for the explanatory paragraphs regarding the reissuances of the report, which is dated March 28, 2025 and May 27, 2025.

www.saeedkamran.co
321 Upper Mall, Lahore Pakistan info@skpgroup.net +92 42 35755530 +92 42 35793156

READVANTAGE CORP.

BALANCE SHEET

AS OF JUNE 30, 2024

June 30, 2024
ASSETS
Current Assets
Cash and cash equivalents	$20
Total Current Assets	20
Other Current Assets
Intangible Assets, net	103,401
Total Other Current Assets	103,401
TOTAL ASSETS	$103,421

LIABILITIES AND STOCKHOLDERS` EQUITY
Current Liabilities
Accrued and other liabilities	$41,000
Provision for taxation - net	-
Loan from director	101,409
Total Current Liabilities	142,409
Total Liabilities	$142,409
CONTINGENCIES AND COMMITMENTS
SHARE CAPITAL AND RESERVES
Stockholders` Equity (Deficit)
Common stock, $0.001 par value - authorized 75,000,000 shares at June 30, 2024 and issued 4,500,000 shares at June 30, 2024	4,500
Accumulated Deficit	(43,488)
Total Stockholders` Equity (Deficit)	(38,988)
TOTAL LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIT)	$103,421

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF OPERATIONS

FROM AUGUST 11, 2023 (INCEPTION) TO JUNE 30, 2024

from August 11, 2023 (Inception) to June 30, 2024
NET REVENUE	$-
DIRECT OPERATING COSTS
Other operating costs	(25,889)
Other expenses	(9,000)
Depreciation and amortization	(8,599)
OPERATING LOSS	(43,488)
OTHER:
Other income - net	-
Finance cost	-
(LOSS) INCOME BEFORE TAXATION	(43,488)
Taxation	-
NET INCOME (LOSS)	$(43,488)
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,209,231

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FROM AUGUST 11, 2023 (INCEPTION) TO JUNE 30, 2024

from August 11, 2023 (Inception) to June 30, 2024
NET LOSS	$(43,488)
Items that will not be reclassified to profit or loss:
Other Comprehensive (loss) income - net of tax	-

COMPREHENSIVE (LOSS) INCOME	$(43,488)

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR PERIOD FROM AUGUST 11, 2023 (INCEPTION) TO JUNE 30, 2024

	Common Shares		Accumulated Other Comprehensive Income
	Shares	Amount	Other Comprehensive Loss	Total	Accumulated deficit	Total

Balance as at August 11, 2023 (Inception)	-	$-	$-	$-	$-	$-
Net loss attributable for the year	-	-	(43,488)	(43,488)	(43,488)	(43,488)
Common stock	4,500,000	4,500	-	-	-	4,500
Other comprehensive loss for the year - net of tax	-	-	-	-	-	-
Total comprehensive income (loss) for the period - net of tax	4,500,000	4,500	(43,488)	(43,488)	(43,488)	(38,988)
Balance as at June 30, 2024	4,500,000	$4,500	$(43,488)		$(43,488)	$(38,988)

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENTS OF CASH FLOWS

FROM AUGUST 11, 2023 (INCEPTION) TO JUNE 30, 2024

from August 11, 2023 (inception) to June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(43,488)
Adjustment for non-cash charges and other items:
Depreciation and amortization	8,599
Changes in operating assets and liabilities:
Increase / (Decrease) in non-current liabilities and assets:
Accrued and other liabilities	41,000
Net cash generated from operating activities	6,111

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible	(112,000)
Net cash used in investing activities	(112,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock	4,500
Loan from director	101,409
Short term borrowings - net	-
Net cash generated from financing activities	105,909

Net Increase in Cash and Cash Equivalents	20

Cash and cash equivalent at the beginning of the year	0
Cash and cash equivalent at the end of the year	$20

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

NOTES TO THE FINANCIAL STATEMENTS

1. Legal status and nature of business

1.1 Readvantage Corp.

Readvantage Corp. ("The Company") is a Nevada Corporation, incorporated on August 11, 2023. The company is a corporation organized under the laws of the State of Nevada with an address at 801 Travis Street, Suite 2101, Houston, TX 77002.

2. Basis of Preparation of Financial Statements

2.1 Basis of Presentation

We have prepared financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

2.2 Intangible Assets

Intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit. The recoverability of intangible assets is evaluated periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

2.3 Cash and Cash Equivalent

For purposes of the statements of cash flows, the Company considers cash in hand and cash at bank along with all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

2.4 Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.  On August 31, 2023, the Company issued 4,500,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,500.  As of June 30, 2024, the Company had 4,500,000 shares issued and outstanding.

2.5 Use of estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management's estimate or assumption could have a material impact on Readvantage Corp. financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Readvantage Corp. financial statements reflect all adjustments that management believe are necessary for the fair presentation of their financial condition and results of operations for the period presented.

2.6 Fair value measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilized certain assumptions that participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observable inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy.

The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

- Level 1 observable inputs - unadjusted quoted prices inactive markets for identical assets and liabilities;

- Level 2 observable inputs - other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data;

- Level 3 Un observable inputs - includes amounts derived from valuation models where one or more significant inputs are unobservable.

2.7 Net Income (Loss) per Common Share

The calculation of net income (loss) per common share follows the guidelines of FASB Accounting Standards Codification 260, "Earnings Per Share." To arrive at basic net income (loss) per common share, net income (loss) is divided by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares, taking into account any potentially dilutive common shares from arrangements like contingent shares, stock options, and warrants. In the periods under review, no such potentially dilutive common shares existed.

2.8 Revenue Recognition

Revenue recognition for the Company is governed by Accounting Standards Codification No. 606, entitled "Revenue from Contracts with Customers" ("ASC-606"). In accordance with ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customer. The revenue recognized should reflect the total consideration the Company anticipates receiving for these goods or services. The Financial Accounting Standards Board (FASB) has developed a five-step model that entities must utilize to ascertain the appropriate amount and timing of revenue recognition:

-	Establish the contract with a customer.
-	Define the performance obligations within the contract.
-	Ascertain the transaction price.
-	Distribute the transaction price to the identified performance obligations.
-	Recognize revenue when (or as) each performance obligation is satisfied.

We provide access to our API featuring bionic reading technology for developers and businesses looking to integrate this cutting-edge functionality into their platforms. For this service, we offer three subscription-based Tariff Plans, each providing varying levels of access and features. These plans are presented on our website at https://readvantage.tech.

The company has not received any revenue since its inception until June 30, 2024.

3. Cash and Cash Equivalents

June 30, 2024
Cash at bank	-----(USD)-----
Current accounts	$20
Savings accounts	-
Cash in hand	-
$20

4. Intangible assets - net

June 30, 2024
-----(USD)-----
Website Development	$112,000
Less: Accumulated amortization	(8,599)
$103,401

4.1 Depreciation and amortization

Useful life of intangible assets is 5 years. Moreover, amortization on intangible assets has been allocated to depreciation and amortization on face of the statement of profit or loss.

5. Accrued and other liabilities

June 30, 2024
-----(USD)-----
Accrued liabilities	$32,000

Audit fee payable	$9,000
$41,000

5.1 Accrued liabilities represent payable to developer against website and API development services.

6. Loan from director

June 30, 2024
-----(USD)-----
Loan from director	$101,409
$101,409

6.1 This represents loan payable to director and it shall be non-interest bearing and secured and it shall be repayable over a period of 5 years. The loan or a portion of it may be repaid by converting it into shares of Common Stock, subject to the terms mutually agreed.

7. Contingencies and Commitments

There are no contingencies and commitments at June 30, 2024.

8. Other Operating Costs

For the period from August 11, 2023 to June 30, 2024

Office rent	$232
Consulting Services	4,600
Postage and delivery	9
Legal and professional	21,048
$25,889

9. Depreciation and Amortization

Amortization	8,599
$8,599

10. Other Expenses

Auditors' remuneration	9,000
$9,000

11. Related Parties

Related parties comprise the parent Company, associated companies / undertakings, directors of the Company and their close relatives and key management personnel of the Company. The Company in the normal course of business carries out transactions with various related parties. Credit terms with related parties are more than normal business arrangements. Amounts due from and due to related parties are shown under respective notes to these financial statements.

Related party	Nature of transaction	June 30, 2024

Transactions during the year
Director's loan	Loan obtained from director	$101,409

Outstanding payables
Director's loan	Loan from director	$101,409

11.1 The Company owes $101,409 interest free loan to its director as on 30 June, 2024.

12. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

13. General

Figures have been rounded off to the nearest $USD.

READVANTAGE CORP.

CONDENSED FINANCIAL STATEMENTS

As of December 31, 2024 (unaudited)

READVANTAGE CORP.

BALANCE SHEETS (UNAUDITED)

AS OF DECEMBER 31, 2024 AND JUNE 30, 2024

	December 31, 2024 (Unaudited)	June 30, 2024
ASSETS
Current Assets
Cash and cash equivalents	$22	$20
Total Current Assets	22	20
Other Current Assets
Intangible Assets, net	113,481	103,401
Total Other Current Assets	113,481	103,401
TOTAL ASSETS	$113,503	$103,421

LIABILITIES AND STOCKHOLDERS` EQUITY
Current Liabilities
Accrued and other liabilities	$9,000	$41,000
Deferred revenue	603	-
Provision for taxation - net	-	-
Loan from director	157,390	101,409
Total Current Liabilities	166,993	142,409
Total Liabilities	$166,993	$142,409
CONTINGENCIES AND COMMITMENTS
SHARE CAPITAL AND RESERVES
Stockholders` Equity (Deficit)
Common stock, $0.001 par value - authorized 75,000,000 shares at December 31, 2024 and June 30,2024 and issued 4,500,000 shares at December 31, 2024 and June 30,2024	4,500	4,500
Accumulated Deficit	(57,990)	(43,488)
Total Stockholders` Equity (Deficit)	(53,490)	(38,988)
TOTAL LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIT)	$113,503	$103,421

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2024 AND 2023

	Three months ended December 31, 2024	Three months ended December 31, 2023	Six months ended December 31, 2024	Six months ended December 31, 2023
NET REVENUE	$3,897	$-	$3,897	$-
DIRECT OPERATING COSTS
Other operating costs	(4,707)	(4,029)	(5,640)	(11,715)
Depreciation and amortization	(6,740)	(1,267)	(12,720)	(1,567)
Other expenses	-	-	-	-
OPERATING LOSS	(7,550)	(5,296)	(14,462)	(13,281)
OTHER:
Other income - net	-	-	-	-
Finance cost	(40)	-	(40)	-
(LOSS) INCOME BEFORE TAXATION	(7,590)	(5,296)	(14,502)	(13,281)
Taxation	-	-	-	-
NET INCOME (LOSS)	$(7,590)	$(5,296)	$(14,502)	$(13,281)
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,500,000	4,500,000	4,500,000	4,500,000

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2024 AND 2023

	Three months ended December 31, 2024	Three months ended December 31, 2023	Six months ended December 31, 2024	Six months ended December 31, 2023
NET LOSS	$(7,590)	$(5,296)	$(14,502)	$(13,281)
Items that will not be reclassified to profit or loss:
Other Comprehensive (loss) income - net of tax	-	-	-	-

COMPREHENSIVE (LOSS) INCOME	$(7,590)	$(5,296)	$(14,502)	$(13,281)

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2024 AND 2023

	Common Shares		Accumulated Other Comprehensive Income
	Shares	Amount	Other Comprehensive Loss	Total	Accumulated deficit	Total

Balance as at July 01, 2023	-	$-	$-	$-	$-	$-
Net loss	-	-	(13,281)	(13,281)	(13,281)	(13,281)
Common stock	4,500,000	4,500	-	-	-	4,500
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss) - net of tax	-	-	(13,281)	(13,281)	(13,281)	(13,281)
Balance as at September 30, 2023	4,500,000	$4,500	$(13,281)	$(13,281)	$(13,281)	$(8,781)
Net loss	-	-	(6,848)	(6,848)	(6,848)	(6,848)
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss) - net of tax	-	-	(6,848)	(6,848)	(6,848)	(6,848)
Balance as at December 31, 2023	4,500,000	$4,500	$(20,130)	$(20,130)	$(20,130)	$(15,630)

Balance as at July 01, 2024	4,500,000	$4,500	$(43,488)	$(43,488)	$(43,488)	$(38,988)
Net loss	-	-	(6,912)	(6,912)	(6,912)	(6,912)
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss) - net of tax	-	-	(6,912)	(6,912)	(6,912)	(6,912)
Balance as at September 30, 2024	4,500,000	$4,500	$(50,400)	$(50,400)	$(50,400)	$(45,900)
Net loss	-	-	(7,590)	(7,590)	(7,590)	(7,590)
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss)- net of tax	-	-	(7,590)	(7,590)	(7,590)	(7,590)
Balance as at December 31, 2024	4,500,000	$4,500	$(57,990)	$(57,990)	$(57,990)	$(53,490)

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED DECEMBER 31, 2024 AND 2023

	Six months ended December 31, 2024	Six months ended December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(14,502)	$(13,281)
Adjustment for non-cash charges and other items:
Depreciation and amortization	12,720	1,567
Changes in operating assets and liabilities:
Increase / (Decrease) in non-current liabilities and assets:
Accrued and other liabilities	32,000	6,000
Deferred liabilities	603	-
Net cash used in operating activities	(33,180)	(5,715)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible	(22,800)	(40,000)
Net cash used in investing activities	(22,800)	(40,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock	-	4,500
Loan from director	55,982	41,235
Short term borrowings - net	-	-
Net cash used in financing activities	55,982	45,735

Net Increase in Cash and Cash Equivalents	2	20

Cash and cash equivalent at the beginning of the period	20	-
Cash and cash equivalent at the end of the period	$22	$20

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

1. Legal status and nature of business

1.1 Readvantage Corp.

Readvantage Corp. ("The Company") is a Nevada Corporation, incorporated on August 11, 2023. The company is a corporation organized under the laws of the State of Nevada with an address at 801 Travis Street, Suite 2101, Houston, TX 77002.

2. Basis of Preparation of Financial Statements

2.1 Basis of Presentation

We have prepared financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

2.2 Intangible Assets

Intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit. The recoverability of intangible assets is evaluated periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

2.3 Cash and Cash Equivalent

For purposes of the statements of cash flows, the Company considers cash in hand and cash at bank along with all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

2.4 Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share.  On August 31, 2023, the Company issued 4,500,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,500.  As of June 30, 2024 and December 31, 2024, there were 4,500,000 shares of its common stock issued and outstanding.

2.5 Use of estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management's estimate or assumption could have a material impact on Readvantage Corp. financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Readvantage Corp. financial statements reflect all adjustments that management believe are necessary for the fair presentation of their financial condition and results of operations for the period presented.

2.6 Fair value measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilized certain assumptions that participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observable inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy.

The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

- Level 1 observable inputs - unadjusted quoted prices inactive markets for identical assets and liabilities;

- Level 2 observable inputs - other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data;

- Level 3 Un observable inputs - includes amounts derived from valuation models where one or more significant inputs are unobservable.

2.7 Net Income (Loss) per Common Share

The calculation of net income (loss) per common share follows the guidelines of FASB Accounting Standards Codification 260, "Earnings Per Share." To arrive at basic net income (loss) per common share, net income (loss) is divided by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares, taking into account any potentially dilutive common shares from arrangements like contingent shares, stock options, and warrants. In the periods under review, no such potentially dilutive common shares existed.

2.8 Revenue Recognition

Revenue recognition for the Company is governed by Accounting Standards Codification No. 606, entitled "Revenue from Contracts with Customers" ("ASC-606"). In accordance with ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customer. The revenue recognized should reflect the total consideration the Company anticipates receiving for these goods or services. The Financial Accounting Standards Board (FASB) has developed a five-step model that entities must utilize to ascertain the appropriate amount and timing of revenue recognition:

-	Establish the contract with a customer.
-	Define the performance obligations within the contract.
-	Ascertain the transaction price.
-	Distribute the transaction price to the identified performance obligations.
-	Recognize revenue when (or as) each performance obligation is satisfied.

Readvantage is a company that provides access to a library of books enhanced with bionic reading technology. Company generates revenue by offering an API service that allows developers and companies to integrate bionic reading technology into their own platforms. This API service is offered through three different pricing plans with varying levels of access and functionality.

We provide access to our API featuring bionic reading technology for developers and businesses looking to integrate this cutting-edge functionality into their platforms. For this service, we offer three subscription-based Tariff Plans, each providing varying levels of access and features. These plans are presented on our website at https://readvantage.tech.

The subscription revenue of $3,897 recognized since August 11, 2023 (inception) through December 31, 2024, represents the Company’s initial revenue from selling our API featuring bionic reading technology subscriptions. Revenue is recognized over time, typically on a straight-line basis, as the customer receives access to the API throughout the subscription period. Any portion of the fees received but not yet earned by the end of the reporting period is recorded as deferred revenue and recognized in subsequent periods.

3. Cash and Cash Equivalents

	December 31, 2024 (Unaudited)	June 30, 2024
Cash at bank	-----(USD)-----
Current accounts	$22	$20
Savings accounts	-	-
Cash in hand	-	-
	$22	$20

4. Intangible assets - net

	December 31, 2024 (Unaudited)	June 30, 2024
	-----(USD)-----
Website Development	$134,800	$112,000
Less: Accumulated amortization	(21,319)	(8,599)
	$113,481	$103,401

4.1 Depreciation and amortization

Useful life of intangible assets is 5 years. Moreover, amortization on intangible assets has been allocated to depreciation and amortization on face of the statement of profit or loss.

5. Accrued and other liabilities

	December 31, 2024 (Unaudited)	June 30, 2024
	-----(USD)-----
Accrued liabilities	$-	$32,000
Audit fee payable	$9,000	$9,000
	$9,000	$41,000

5.1 Accrued liabilities represent payable to developer against website and API development services.

6. Loan from director

	December 31, 2024 (Unaudited)	June 30, 2024
	-----(USD)-----
Loan from director	$157,390	$101,409
	$157,390	$101,409

6.1 This represents loan payable to director and it shall be non-interest bearing and secured and it shall be repayable over a period of 5 years. The loan or a portion of it may be repaid by converting it into shares of Common Stock, subject to the terms mutually agreed.

7. Contingencies and Commitments

There are no contingencies and commitments at December 31, 2024 and June 30, 2024.

8. Other Operating Costs

	For the three months ended December 31, 2024	For the three months ended December 31, 2023	For the six months ended December 31, 2024	For the six months ended December 31, 2023
	-----(Unaudited)------
Office rent	$87	$29	$174	$58
Website related expenses	4,400	-	4,400	-
Postage and delivery	-	-	-	9
Consulting services	-	-	-	4,600
General expense	220	-	220	-
Legal and professional	-	4,000	846	7,048
	$4,707	$4,029	$5,640	$11,715

9. Depreciation and Amortization

	For the three months ended December 31, 2024	For the three months ended December 31, 2023	For the six months ended December 31, 2024	For the six months ended December 31, 2023
	-----(Unaudited)------

Amortization	$1,267	$6,740	$12,720	$1,567
	$1,267	$6,740	$12,720	$1,567

10. Other Expenses

	For the three months ended December 31, 2024	For the three months ended December 31, 2023	For the six months ended December 31, 2024	For the six months ended December 31, 2023
-----(Unaudited)------

Auditors' remuneration	$-	$-	$-	$-
	$-	$-	$-	$-

11. Related Parties

Related parties comprise the parent Company, associated companies / undertakings, directors of the Company and their close relatives and key management personnel of the Company. The Company in the normal course of business carries out transactions with various related parties. Credit terms with related parties are more than normal business arrangements. Amounts due from and due to related parties are shown under respective notes to these financial statements.

Related party	Nature of transaction	December 31, 2024 (Unaudited)	June 30, 2024

Transactions during the year
Director's loan	Loan obtained from director	$157,390	101,409
Outstanding payables
Director's loan	Loan from director	$157,390	101,409

11.1 The Company owes $101,409 and $157,390 interest free loan to its director as on June 30, 2024 and December 31, 2024.

12. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

13. General

Figures have been rounded off to the nearest $USD.

READVANTAGE CORP.

CONDENSED FINANCIAL STATEMENTS

As of March 31, 2025 (unaudited)

READVANTAGE CORP.

BALANCE SHEETS

AS OF MARCH 31, 2025 AND JUNE 30, 2024

	March 31, 2025 (Unaudited)	June 30, 2024
ASSETS
Current Assets
Cash and cash equivalents	$557	$20
Total Current Assets	557	20
Other Current Assets
Intangible Assets, net	106,741	103,401
Total Other Current Assets	106,741	103,401
TOTAL ASSETS	$107,298	$103,421

LIABILITIES AND STOCKHOLDERS` EQUITY
Current Liabilities
Accrued and other liabilities	$-	$41,000
Deferred revenue	11,242	-
Provision for taxation - net	-	-
Loan from director	161,990	101,409
Total Current Liabilities	173,232	142,409
Total Liabilities	$173,232	$142,409
CONTINGENCIES AND COMMITMENTS
SHARE CAPITAL AND RESERVES
Stockholders` Equity (Deficit)
Common stock, $0.001 par value - authorized 75,000,000 shares at March 31, 2025 and June 30,2024 and issued 4,500,000 shares at March 31, 2025 and June 30,2024	4,500	4,500
Accumulated Deficit	(70,434)	(43,488)
Total Stockholders` Equity (Deficit)	(65,934)	(38,988)
TOTAL LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIT)	$107,298	$103,421

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2025 AND 2024

	Three months ended March 31, 2025	Three months ended March 31, 2024	Nine months ended March 31, 2025	Nine months ended March 31, 2024
NET REVENUE	$1,902	$-	$5,799	$-
DIRECT OPERATING COSTS
Other operating costs	(1,606)	(4,087)	(7,246)	(15,802)
Depreciation and amortization	(6,740)	(2,761)	(19,460)	(4,328)
Other expenses	(6,000)	-	(6,000)	-
OPERATING LOSS	(12,444)	(6,848)	(26,906)	(20,130)
OTHER:
Other income - net	-	-	-	-
Finance cost	-	-	(40)	-
(LOSS) INCOME BEFORE TAXATION	(12,444)	(6,848)	(26,946)	(20,130)
Taxation	-	-	-	-
NET INCOME (LOSS)	$(12,444)	$(6,848)	$(26,946)	$(20,130)
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,500,000	4,500,000	4,500,000	4,500,000

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF COMPREHENSIVE INCOME (LOSS), (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2025 AND 2024

	Three months ended March 31, 2025	Three months ended March 31, 2024	Nine months ended March 31, 2025	Nine months ended March 31, 2024
NET LOSS	$(12,444)	$(6,848)	$(26,946)	$(20,130)
Items that will not be reclassified to profit or loss:
Other Comprehensive (loss) income - net of tax	-	-	-	-

COMPREHENSIVE (LOSS) INCOME	$(12,444)	$(6,848)	$(26,946)	$(20,130)

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND 2024

	Common Shares		Accumulated Other Comprehensive Income
	Shares	Amount	Other Comprehensive Loss	Total	Accumulated deficit	Total

Balance as at July 01, 2023	-	$-	$-	$-	$-	$-
Net loss	-	-	(13,281)	(13,281)	(13,281)	(13,281)
Common stock	4,500,000	4,500	-	-	-	4,500
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss) - net of tax	-	-	(13,281)	(13,281)	(13,281)	(13,281)
Balance as at December 31, 2023	4,500,000	$4,500	$(13,281)	$(13,281)	$(13,281)	$(8,781)
Net loss	-	-	(6,848)	(6,848)	(6,848)	(6,848)
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss) - net of tax	-	-	(6,848)	(6,848)	(6,848)	(6,848)
Balance as at March 31, 2024	4,500,000	$4,500	$(20,130)	$(20,130)	$(20,130)	$(15,630)

Balance as at July 01, 2024	4,500,000	$4,500	$(43,488)	$(43,488)	$(43,488)	$(38,988)
Net loss	-	-	(14,502)	(14,502)	(14,502)	(14,502)
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss) - net of tax	-	-	(14,502)	(14,502)	(14,502)	(14,502)
Balance as at December 31, 2024	4,500,000	$4,500	$(57,990)	$(57,990)	$(57,990)	$(53,490)
Net loss	-	-	(12,444)	(12,444)	(12,444)	(12,444)
Other comprehensive loss- net of tax	-	-	-	-	-	-
Total comprehensive income (loss) - net of tax	-	-	(12,444)	(12,444)	(12,444)	(12,444)
Balance as at March 31, 2025	4,500,000	$4,500	$(70,434)	$(70,434)	$(70,434)	$(65,934)

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND 2024

	Nine months ended March 31, 2025	Nine months ended March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(26,946)	$(20,130)
Adjustment for non-cash charges and other items:
Depreciation and amortization	19,460	4,328
Changes in operating assets and liabilities:
Increase / (Decrease) in non-current liabilities and assets:
Accrued and other liabilities	(41,000)	12,840
Deferred liabilities	11,243	-
Net cash used in operating activities	(37,244)	(2,962)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible	(22,800)	(62,840)
Net cash used in investing activities	(22,800)	(62,840)

CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock	-	4,500
Loan from director	60,581	61,322
Short term borrowings - net	-	-
Net cash used in financing activities	60,581	65,822

Net Increase in Cash and Cash Equivalents	537	20

Cash and cash equivalent at the beginning of the period	20	-
Cash and cash equivalent at the end of the period	$557	$20

The annexed notes form an integral part of these financial statements.

READVANTAGE CORP.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

1. Legal status and nature of business

1.1 Readvantage Corp.

Readvantage Corp. ("The Company") is a Nevada Corporation, incorporated on August 11, 2023. The company is a corporation organized under the laws of the State of Nevada with an address at 801 Travis Street, Suite 2101, Houston, TX 77002.

2. Basis of Preparation of Financial Statements

2.1 Basis of Presentation

We have prepared financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

2.2 Intangible Assets

Intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit. The recoverability of intangible assets is evaluated periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

2.3 Cash and Cash Equivalent

For purposes of the statements of cash flows, the Company considers cash in hand and cash at bank along with all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

2.4 Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share. 4,500,000 shares of common stock were issued and outstanding as at March 31, 2024 and March 31, 2025.

2.5 Use of estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management's estimate or assumption could have a material impact on Readvantage Corp. financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Readvantage Corp. financial statements reflect all adjustments that management believe are necessary for the fair presentation of their financial condition and results of operations for the period presented.

2.6 Fair value measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilized certain assumptions that participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observable inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy.

The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

- Level 1 observable inputs - unadjusted quoted prices inactive markets for identical assets and liabilities;

- Level 2 observable inputs - other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data;

- Level 3 Un observable inputs - includes amounts derived from valuation models where one or more significant inputs are unobservable.

2.7 Net Income (Loss) per Common Share

The calculation of net income (loss) per common share follows the guidelines of FASB Accounting Standards Codification 260, "Earnings Per Share." To arrive at basic net income (loss) per common share, net income (loss) is divided by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares, taking into account any potentially dilutive common shares from arrangements like contingent shares, stock options, and warrants. In the periods under review, no such potentially dilutive common shares existed.

2.8 Revenue Recognition

Revenue recognition for the Company is governed by Accounting Standards Codification No. 606, entitled "Revenue from Contracts with Customers" ("ASC-606"). In accordance with ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customer. The revenue recognized should reflect the total consideration the Company anticipates receiving for these goods or services. The Financial Accounting Standards Board (FASB) has developed a five-step model that entities must utilize to ascertain the appropriate amount and timing of revenue recognition:

-	Establish the contract with a customer.
-	Define the performance obligations within the contract.
-	Ascertain the transaction price.
-	Distribute the transaction price to the identified performance obligations.
-	Recognize revenue when (or as) each performance obligation is satisfied.

Readvantage is a company that provides access to a library of books enhanced with bionic reading technology. Company generates revenue by offering an API service that allows developers and companies to integrate bionic reading technology into their own platforms. This API service is offered through three different pricing plans with varying levels of access and functionality.

We provide access to our API featuring bionic reading technology for developers and businesses looking to integrate this cutting-edge functionality into their platforms. For this service, we offer three subscription-based Tariff Plans, each providing varying levels of access and features. These plans are presented on our website at https://readvantage.tech.

The subscription revenue of $5,799 recognized for the nine months ended March 31, 2025, represents the Company’s revenue from selling our API featuring bionic reading technology subscriptions. Revenue is recognized over time, typically on a straight-line basis, as the customer receives access to the API throughout the subscription period. Any portion of the fees received but not yet earned by the end of the reporting period is recorded as deferred revenue and recognized in subsequent periods.

3. Cash and Cash Equivalents

	March 31, 2025 (Unaudited)	June 30, 2024
Cash at bank	-----(USD)-----
Current accounts	$557	$20
Savings accounts	-	-
Cash in hand	-	-
	$557	$20

4. Intangible assets - net

	March 31, 2025 (Unaudited)	June 30, 2024
	-----(USD)-----
Website Development	$134,800	$112,000
Less: Accumulated amortization	(28,059)	(8,599)
	$106,741	$103,401

4.1 Depreciation and amortization

Useful life of intangible assets is 5 years. Moreover, amortization on intangible assets has been allocated to depreciation and amortization on face of the statement of profit or loss.

5. Accrued and other liabilities

	March 31, 2025 (Unaudited)	June 30, 2024
	-----(USD)-----
Accrued liabilities	$-	$32,000
Audit fee payable	$-	$9,000
	$-	$41,000

5.1 Accrued liabilities represent payable to developer against website and API development services.

6. Loan from director

	March 31, 2025 (Unaudited)	June 30, 2024
	-----(USD)-----
Loan from director	$161,990	$101,409
	$161,990	$101,409

6.1 This represents loan payable to director and it shall be non-interest bearing and secured and it shall be repayable over a period of 5 years. The loan or a portion of it may be repaid by converting it into shares of Common Stock, subject to the terms mutually agreed.

7. Contingencies and Commitments

There are no contingencies and commitments at June 30, 2024 and March 31, 2025.

8. Other Operating Costs

	For the three months ended March 31, 2025	For the three months ended March 31, 2024	For the nine months ended March 31, 2025	For the nine months ended March 31, 2024
	-----(Unaudited)------
Office rent	$87	$87	$261	$145
Website related expenses	-	-	4,400	-
Postage and delivery	-	-	-	9
Consulting services	-	-	-	4,600
General expense	19	-	239	-
Legal and professional	1,500	4,000	2,346	11,048
	$1,606	$4,087	$7,246	$15,802

9. Depreciation and Amortization

	For the three months ended March 31, 2025	For the three months ended March 31, 2024	For the nine months ended March 31, 2025	For the nine months ended March 31, 2024
	-----(Unaudited)------

Amortization	$6,740	$2,761	$19,460	$4,328
	$6,740	$2,761	$19,460	$4,328

10. Other Expenses

	For the three months ended March 31, 2025	For the three months ended March 31, 2024	For the nine months ended March 31, 2025	For the nine months ended March 31, 2024
	-----(Unaudited)------

Auditors' remuneration	$6,000	$-	$6,000	$-
	$6,000	$-	$6,000	$-

11. Related Parties

Related parties comprise the parent Company, associated companies / undertakings, directors of the Company and their close relatives and key management personnel of the Company. The Company in the normal course of business carries out transactions with various related parties. Credit terms with related parties are more than normal business arrangements. Amounts due from and due to related parties are shown under respective notes to these financial statements.

Related party	Nature of transaction	March 31, 2025 (Unaudited)	June 30, 2024

Transactions during the year
Director's loan	Loan obtained from director	$161,990	101,409
Outstanding payables
Director's loan	Loan from director	$161,990	101,409

11.1 The Company owes $101,409 and $161,990 interest free loan to its director as on June 30, 2024 and March 31, 2025.

12. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

13. General

Figures have been rounded off to the nearest $USD.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Readvantage Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Readvantage Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Ilona Andzejevska	August 31, 2023	4,500,000	$4,500

We issued the foregoing restricted shares of common stock to our President, Treasurer and Director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Law Offices of The Law Offices of Thomas C. Cook
10.1* 10.2 *	Loan Agreement dated August 12, 2023 Website and API Development Agreement
23.1	Consent of Saeed Kamran & Co. Chartered Accountants.
99.1*	Form of Subscription

* - filed on March 10, 2025

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 11, 2025.

Readvantage Corp.

By:	/s/	Ilona Andzejevska
	Name:	Ilona Andzejevska
	Title:	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

By:	/s/	Valentina Baceviciene
	Name:	Valentina Baceviciene
	Title:	Secretary

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Ilona Andzejevska	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	June 11, 2025
Ilona Andzejevska

/s/ Valentina Baceviciene	Secretary	June 11, 2025
Valentina Baceviciene